UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2025

SAFE & GREEN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

 990 Biscayne Blvd.

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

NAHD Merger and Related Transactions

On February 2, 2025, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company and New Asia Holdings, Inc., a Nevada corporation (“NAHD”), pursuant to which NAHD will be merged into a to-be-formed subsidiary of the Company (the “Merger”). Following this Merger, the NAHD operating subsidiaries will be indirect, wholly owned subsidiaries of the Company.

As merger consideration, the Company will issue four million (4,000,000) Series A non-voting convertible preferred shares of the Company, par value $1.00 (the “Preferred Shares”), to the NAHD shareholders. Each Preferred Share has the right to convert into shares of common stock of the Company at a ratio of 1 to 15 (each Preferred Share will convert into 15 shares of common stock of the Company), provided, however, that such conversion is subject to the approval of a majority of the Company’s common shareholders.

The Merger Agreement contain customary representations, warranties, and covenants. The Merger Agreement also contain conditions to the completion of the Merger including the filing of the articles of incorporation and/or organization for the merger subsidiaries, and the adoption of board resolutions and/or sole member resolutions by the merger subsidiaries approving the Merger. There are no assurances that the parties will satisfy all of the conditions to the merger.

The parties expect to complete these transactions as soon as practicable following the satisfaction or waiver of the condition to the Merger.

Required NAHD Approvals

The affirmative vote of the holders of a majority of NAHD outstanding shares of common stock. Following the entry into the Merger Agreement, all required approvals of the NAHD shareholders described above has been obtained.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by the full text of such agreements which are filed as Exhibit 10.1 and incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the anticipated issuance of preferred shares of stock of the Company is incorporated by reference herein. In issuing the Preferred Shares pursuant to the Merger Agreement, the Company intends to rely on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure.

On February 3, 2025, the Company issued a press release (the “Press Release”) announcing that had entered into the Merger Agreement. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act 1933, as amended (the “Securities Act”), except as expressly set forth by specific reference in such a filing.

The Company’s Reasons for the Merger

The board of directors of the Company (the “Board”), considered a number of factors in approving and adopting the Merger Agreement, including the following:

●	The belief that the Merger would provide potential growth opportunities for the Company and its subsidiaries;

●	The belief that the acquisition of NAHD would create potential synergies with the Company’s modular manufacturing business;

●	The belief that the Merger will cure the Company’s current Nasdaq stockholders’ equity deficiency;

●	The belief that the combined company could have improved credit metrics compared to those of the Company prior to the Merger;

●	The belief that the business and capital structure of the combined company would provide the Company with access to capital on improved terms compared to its financing arrangements prior to the Merger;

●	That the Merger would result in a more diversified business.

Projections

The Company is furnishing projected financial information for the next five fiscal quarters ending March 31, 2026, which is set forth in Exhibit 99.2 of this Current Report and is incorporated by reference herein. Although the Company does not, as a matter of course, make public long-term projections as to future revenues, earnings or other results due to, among other things, the uncertainty of the underlying assumptions and estimates. However, in connection with the review of the Merger, certain prospective financial information was prepared. This prospective financial information is not provided to influence investors to make any investment decisions with respect to the Merger or otherwise, but is being included in this Current Report only to provide public disclosure of certain material non-public financial information that the NAHD board and the Company’s Board considered for purposes of evaluating the Merger.

The prospective financial information was not prepared with a view toward public disclosure and the inclusion of prospective financial information in this Current Report should not be regarded as an indication that the Company or NAHD either previously considered, or currently considers, such information to be necessarily predictive of actual future results. The Company does not assume any responsibility to any person for the accuracy of this prospective information. Such projections do not necessarily reflect current estimates or assumptions that the Company or NAHD management may have about prospects for their businesses, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the projections were prepared.

The prospective financial information was prepared solely for internal use and is subjective in many respects and thus subject to interpretation. The projections below reflect numerous estimates and assumptions made with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to the Company’s and NAHDH’s businesses, all of which are difficult to predict and many of which are beyond the Company’s and NAHD’s control. In preparing long-term financial forecasts, management also makes certain assumptions and there can be no assurance regarding the accuracy of any of these assumptions. As a result, there can be no assurance that the projections will be realized or that actual results will not be significantly higher or lower than estimated as set in this Current Report. The Company does not make any representations to any person regarding the ultimate performance of NAHD, the Company, or the combined company following the Merger compared to the information contained in the projections or that the forecasted results will be achieved.

The prospective financial information was not prepared with a view toward complying with generally accepted accounting principles, the published guidelines of the Securities Exchange Commission regarding projections or the guidelines established by the American Institute of Certified Public Accountants, for preparation and presentation of prospective financial information. The auditors the Company and NAHD have neither examined, compiled nor performed any procedures with respect to the accompanying prospective financial information and, accordingly, their auditors do not express an opinion or any other form of assurance with respect thereto.

The projections furnished in this Current Report do not necessarily take into account any circumstances or events occurring after the date they were prepared. The Company has not updated and does not intend to update or otherwise revise projections to reflect changes in circumstances since the preparation of such projections, including changes in general economic or industry conditions, or to reflect the occurrence of unanticipated events or changes in assumptions underlying the projections, even in the event that any or all of the underlying assumptions change or are shown to be in error.

Forward-Looking Statements

The Press Release and the statements contained therein may include “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business, including statements with respect to our plans, assumptions, expectations, beliefs and objectives with respect to our ability to enter into definitive agreement(s) with NAHD, obtain all necessary consents and approvals in connection with the acquisition, timing to complete the acquisition, the Company’s business and its plans for the business of the combined company post-closing, and the Company’s ability to maintain its Nasdaq listing. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors disclosed in our filings with the SEC, including the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date on which they are made, and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Arrangement and Plan of Merger, dated as of February 2, 2025, by and between New Asia Holdings, Inc., and Safe & Green Holdings Corp.
99.1	Press Release, dated February 3, 2025, announcing the Merger
99.2	Prospective financial information for the year ending 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE & GREEN HOLDINGS CORP.

Dated: February 3, 2025	By:	/s/ Mike McLaren
Name: Mike McLaren
Title: Chief Executive Officer

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